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EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

______________________________________________________________________

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SUBSCRIPTION AGREEMENT

Name of Investor: __________________

Neil Brandom

Chief Executive Officer

Golden Seed, Inc.

2894 South Coast Highway, Suite 1

Laguna Beach, CA 92651

Re: Golden Seed, Inc.

Offering of up to $10,000,000.00 through the sale of

800,000 Shares of Class B Common Stock (the "Shares")

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in Golden Seed, Inc., a Delaware corporation (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is Twelve Dollars and Fifty Cents ($12.50) payable in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the "Offering Circular"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement or through any online website, is complete and accurate, and presents a true statement of the undersigned's financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The undersigned understands

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that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's operations. The undersigned understands that the Use of Proceeds in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him or her of Shares have been made within the state indicated below subscriber’s signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular, other material provided by the Company and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond

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the Offering Circular and other material provided by the Company have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The undersigned has received a copy of the Offering Circular, has been given the opportunity to read the section of the Offering Circular entitled “Investor Eligibility Standards” and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations. Furthermore, the undersigned hereby makes the representations set out in paragraphs (1) – (4) of the section of the “Investor Eligibility Standards” of the Offering Circular.

(xiv) The undersigned consents to, and agrees to be bound by all the terms of the Bylaws of the Company, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said Bylaws.

3.Payment arrangements. Payment for the Shares shall be received into a holding account from the undersigned by transfer of immediately available funds or other means approved by the Company at least two days prior to the applicable closing, in the amount as set forth on the signature page hereto. Upon such closing, the holding account shall release such funds to the Company.

4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent. The undersigned acknowledges and agrees that Dalmore Group LLC has been engaged to serve as an accommodating broker-dealer and to provide certain technology and transaction facilitation. Dalmore Group LLC is not participating as an underwriter. The undersigned acknowledges that Dalmore Group LLC has neither solicited your investment in the Company, recommended the Shares, provided any advice, including investment advice, nor is Dalmore Group LLC distributing the Offering Circular or making any oral representations concerning the offering. Dalmore Group LLC has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on Dalmore Group LLC 's involvement in this offering as any basis for a belief that it has done extensive due diligence.

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5. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6. Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned's investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker- dealers, placement agents, Shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or made through www.GoldenSeed.com and/or www.BankRoll.Ventures or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of California. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

10.Consent to Contact. The undersigned grants permission to the Company and its employees, agents, and assigns, as well as Dalmore Group LLC and its employees, agents, and assigns, to contact the undersigned via electronic communications including, but not limited to, e-mail, text message/SMS,

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telephone calls and other means of electronic messaging for purposes of facilitating or finalizing this investment, and for any other matters including the Company’s marketing efforts. The undersigned may opt out of this consent at any time by providing the Company with written communication evidencing the withdrawal of such permission.

11.  Electronic Signature and Communications Notice and Consent. The undersigned and the Company hereby consent and agree that electronically signing this Subscription Agreement constitutes his/her/its signature, acceptance and agreement as if actually signed by the undersigned in writing. Further, the undersigned and the Company agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of any signature or resulting contract between the undersigned and the Company. The undersigned and the Company understand and agree that their e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding. The undersigned and the Company agree that their electronic signatures are the legal equivalent of their manual signature on this Agreement and consent to be legally bound by the Subscription Agreement’s terms and conditions. Furthermore, each party hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of provided by the undersigned in the investor application process or as otherwise from time to time changed or updated and disclosed to the Company, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the undersigned and the Company. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s’ spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to or by the Company, and if the undersigned desires physical documents then the undersigned agrees to directly and personally print, at the undersigned’s expense, the electronically-sent communication(s) and maintaining such physical records in any manner or form that the undersigned desires.

12. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

13.Consent to Disclose To Governmental Agencies and Entities in California.  When you sign this Subscription Agreement and when the Company countersigns it, you will be considered a “financial interest” holder under various California laws and regulations, and thus your name and personal information including your birthdate, social security number or tax identification number and your government-issued identification type and number will be disclosed by the Company as needed to satisfy state and local cannabis and related laws. By signing this Subscription Agreement, you are giving Golden Seed, Inc. your irrevocable consent to for the Company to provide your name, and any personal information including your birthdate, social security number or tax identification number and your

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government-issued identification type and number to any regulatory body necessary to obtain or maintain the Company’s licenses.

If you invest in the Company through a company or entity such as a limited liability company, or through any multi-layer business structure, the company or entity, as well as the chief executive officer, members of the board of directors, partners, trustees and all persons who have control of a trust, and managing members or non-member managers of the entity must be disclosed to various California governmental entities and will be listed on various applications for licensure for the Company, for example. Each entity disclosed as having a financial interest must disclose the identities of persons holding financial interests until only individuals remain, whether the entity is a single member entity, or if it is a multi-layer entity.

14.Prohibited Individuals. California law prohibits certain people from having any ownership interest, directly or indirectly, in any business to be operated or conducted under a cannabis license (“Prohibited Individuals”). As such, by signing this subscription agreement, you hereby verify and attest that you are not (a) a person holding office in, or employed by, any agency of the State of California or any of its political subdivisions where your duties have to do with the enforcement of California cannabis laws and regulations or any other penal provisions of law of California prohibiting or regulating the sale, use, possession, transportation, distribution, testing, manufacturing, or cultivation of cannabis goods; or (b) a person employed in the State of California Department of Justice as a peace officer, in any district attorney’s office, in any city attorney’s office, in any sheriff's office, or in any local police department. By signing below, you also agree to immediately notify the Company in writing if, at any time in the future, you become a person who is described in this paragraph 14(a) or 14(b) so the Company may make appropriate arrangements  with you to have you removed as a financial interest holder of the Company. If you misrepresent to the Company by signing below, intentionally or unintentionally, that you are not a person who is described in this paragraph 14(a) or 14(b) when in fact you are, or if you become a person who is described in this paragraph 14(a) or 14(b) in the future and fail to immediately notify the Company in writing of such fact, and the Company is damaged in any manner whatsoever as a result of being unaware of you being a financial interest holder in the Company because of your failure to disclose at this time, or by your failure to notify the Company if your status changes, you hereby agree (i) to indemnify the Company for any and all costs, expenses, legal fees or other damages caused by your failure to disclose your present status or by your failure to notify the Company if your status changes in the future, and (ii) to hold the Company harmless for any and all costs, expenses, legal fees or other damages the Company incurs caused by your failure to disclose your present status or to notify the Company if your status changes in the future.

The undersigned has (have) executed this Subscription Agreement on this _______ day of ____________, 20_____, at ______________.

SUBSCRIBER

______________________________

Signature

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_____________________________

(Print Name of Subscriber)

______________________________

(Street Address)

______________________________

(City, State and Zip Code)

______________________________

(Social Security or Tax Identification Number)

Number of Shares ___________________________

Dollar Amount of Shares (At $12.50 per Share) _______________________

SUBSCRIPTION ACCEPTED:

___________________________ DATE: ___________________________

Golden Seed, Inc.

By: Neil Brandom

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